For Immediate Release                            Contact: Marc Cannon
---------------------                                     (954) 769-3146
                                                          cannonm@AutoNation.com



               AUTONATION APPOINTS KPMG LLP AS INDEPENDENT AUDITOR


     FORT LAUDERDALE, FLA. (MAY 6, 2003) -- AUTONATION, INC. (NYSE: AN), America's largest retailer of both new and used vehicles, today announced that it has appointed KPMG LLP as the Company's independent auditor for the fiscal year ending December 31, 2003. AutoNation's previous independent auditor was Deloitte & Touche LLP.

         As previously announced, the Company's Audit Committee decided to search for a new independent auditor following Deloitte & Touche's announcement in March that it was ending efforts to separate its consulting unit. Under new rules implemented under the Sarbanes-Oxley Act of 2002, audit firms will be precluded from providing certain consulting services to their clients, including services provided to AutoNation by Deloitte's consulting unit. AutoNation will continue its relationship with Deloitte's consulting business, which continues to provide support on AutoNation's back-office consolidation efforts.


ABOUT AUTONATION, INC.
----------------------

     AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America's largest retailer of both new and used vehicles. Ranked No. 93 on the 2003 Fortune 500, AutoNation employs approximately 28,500 people and owns and operates 373 new vehicle franchises in 17 states. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com, where more than 100,000 new and used vehicles are available for sale.


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